       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 6, 1996
                                                         REGISTRATION NO. 333 -
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                             ----------------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                             ----------------------------

                                    PETsMART, INC.
                (Exact name of registrant as specified in its charter)

                             ----------------------------

       DELAWARE                                          94-3024325
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                             ----------------------------
                         10000 NORTH 31ST AVENUE, SUITE C-100
                                  PHOENIX, AZ  85051
                                    (602) 944-7070
            (Address and telephone number of principal executive offices)

                             ----------------------------

          COMMON STOCK ISSUED UPON CANCELLATION OF SHARE OPTIONS ORIGINALLY
              GRANTED UNDER THE PET CITY HOLDINGS plc 1993 SHARE OPTION
                 SCHEME, 1995 SAVINGS RELATED SHARE OPTION SCHEME AND
                     PURSUANT TO CERTAIN SPECIAL OPTION GRANTS TO
                          RICHARD NORTHCOTT AND GILES CLARK

                                    MARK S. HANSEN
                   PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR
                                    PETSMART, INC.
                         10000 NORTH 31ST AVENUE, SUITE C-300
                                  PHOENIX, AZ  85051
                                    (602) 944-7070
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------------
                                      Copies to:
                               Alan C. Mendelson, Esq.
                                  Cooley Godward LLP
                           Five Palo Alto Square, Suite 400
                                 Palo Alto, CA  94306
                                    (415) 843-5000

                             ----------------------------
                           CALCULATION OF REGISTRATION FEE

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                                                        PROPOSED MAXIMUM            PROPOSED MAXIMUM
TITLE OF SECURITIES                  AMOUNT TO BE    OFFERING PRICE PER SHARE    AGGREGATE OFFERING PRICE   AMOUNT OF REGISTRATION
TO BE REGISTERED                     REGISTERED                (1)                          (1)                      FEE
------------------------------------------------------------------------------------------------------------------------------------

Common Stock (par value $.0001)        396,460                $26.250                 $10,407,075.00               $3,153.66
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended (the "Act"). The price per share and aggregate offering price are based upon the average of the high and the low prices of Registrant's Common Stock on November 4, 1996, as reported on the NASDAQ National Market System.

Approximate date of commencement of proposed sale to the public: Simultaneously with the Closing of the related Merger.

    The shares to be registered hereunder will be issued by PETsMART, Inc. (the "Company") in connection with a Merger between the Company and Pet City Holdings plc, a public limited company incorporated in England and Wales ("Pet City") pursuant to a Scheme of Arrangement in exchange for the cancellation of options originally granted to employees and certain senior executives of Pet City under the Pet City 1993 Employee Share Option Scheme, 1995 Savings Related Share Option Scheme and pursuant to certain board-approved Special Option Grants to Richard Northcott and Giles Clarke.


                                         ii.

                                       PART II


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference into this Registration
Statement:

    (a) the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1996 (File No. 0-21888), including all material incorporated by reference therein;

    (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 28, 1996 (File No. 0-21888), filed on or about June 12, 1996, including all material incorporated by reference therein;

    (c) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 28, 1996 (File No. 0-21888), filed on or about September 9, 1996 including all material incorporated by reference therein;

    (d) the Company's Current Report on Form 8-K (File No. 0-21888) dated January 30, 1996 and filed on or about February 13, 1996, as amended by a Form 8-K/A dated January 30, 1996 and filed on or about April 15, 1996; and

    (e) the description of the Common Stock contained in the Company's Current Report on Form 8-K (File No. 0-21888), dated July 19, 1996 and filed on or about September 10, 1996.

    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's By-laws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company's By-laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

    The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

                                       EXHIBITS

EXHIBIT
NUMBER

5.1                Opinion of Cooley Godward LLP.
23.1(i)            Consent of Price Waterhouse LLP.
23.1(ii)           Consent of Deloitte & Touche LLP.
23.1(iii)          Consent of Coopers & Lybrand L.L.P.
23.1(iv)           Consent of Coopers & Lybrand L.L.P.
23.1(v)            Consent of Davie Kaplan & Braverman PC.
23.1(vi)           Consent of Arthur Andersen LLP.
23.2(i)            Consent of Cooley Godward LLP.  Reference is made to Exhibit
                   5.1.
24.1               See page II-4.

ITEM 9.  UNDERTAKINGS

A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on November 5, 1996.


                                             PETsMART, Inc.



                                             By /s/    MARK S. HANSEN
                                               ---------------------------------
                                                       Mark S. Hansen
                                                       President, Chief
                                                       Executive
                                                       Officer and Director




                                  POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark S. Hansen and C. Donald Dorsey, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                         TITLE                                        DATE



 /s/  SAMUEL J. PARKER                            Chairman of the Board                        November 5, 1996
----------------------------------
      Samuel J. Parker



 /s/  MARK S. HANSEN                              President, Chief Executive                   November 5, 1996
----------------------------------                Officer and Director
      Mark S. Hansen                              (PRINCIPAL EXECUTIVE OFFICER)



 /s/  C. DONALD DORSEY                            Executive Vice President and                 November 5, 1996
----------------------------------                Chief Financial Officer
      C. Donald Dorsey                            (PRINCIPAL FINANCIAL AND
                                                  ACCOUNTING OFFICER)



 /s/  DENIS L. DEFFOREY                           Director                                     November 5, 1996
----------------------------------
      Denis L. Defforey



 /s/  DONNA R. ECTON                              Director                                     November 5, 1996
----------------------------------
      Donna R. Ecton



 /s/  PHILIP L. FRANCIS                           Director                                     November 5, 1996
----------------------------------
      Philip L. Francis



 /s/  RICHARD M. KOVACEVICH                       Director                                     November 5, 1996
----------------------------------
      Richard M. Kovacevich



 /s/  LAWRENCE S. PHILLIPS                        Director                                     November 5, 1996
----------------------------------
      Lawrence S. Phillips



                                                  Director
----------------------------------
      Thomas G. Stemberg

                                    EXHIBIT INDEX


EXHIBIT
NUMBER                               DESCRIPTION


5.1           Opinion of Cooley Godward LLP.
23.1(i)       Consent of Price Waterhouse LLP.
23.1(ii)      Consent of Deloitte & Touche LLP.
23.1(iii)     Consent of Coopers & Lybrand L.L.P.
23.1(iv)      Consent of Coopers & Lybrand L.L.P.
23.1(v)       Consent of Davie Kaplan & Braverman.
23.1(vi)      Consent of Arthur Andersen LLP.
23.2(i)       Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
24.1          See page II-4.